Exhibit 10.17

LOCK-UP AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of March 13, 2009, by and among MedPro Safety Products, Inc., a Nevada corporation (the “Company”), and Mr. Warren Rustand (the “Shareholder”), a holder of those Company securities listed on Schedule A attached hereto (the “Securities”).

WHEREAS, the Company and the Shareholder previously entered into that certain Lock-Up Agreement dated as of December 5, 2008, (the “Old Lock-Up”);

WHEREAS, the Old Lock-Up was joined in by Vision Opportunity Master Fund, Ltd. (“VOMF”), for whose benefit the Old Lock-Up was entered into pursuant to its rights under that certain Series A Convertible Preferred Stock Purchase Agreement dated as of September 5, 2007 (the “Purchase Agreement”). Capitalized terms used herein without definition shall have the same meanings assigned to such terms in the Purchase Agreement;

WHEREAS, the parties now desire to cancel and terminate the Old Lock-Up and replace it with the new terms contained herein;

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.           Cancellation of Old Lock-Up. The Old Lock-Up shall be immediately terminated and will be of no further force or effect upon the full execution by all parties hereto.

2.           Restriction on Transfer; Term. The Shareholder hereby agrees with the Company that the Shareholder will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, any of the Securities (or any Common Stock of the Company issuable upon the exercise or conversion of any of the Securities) from the period commencing on the date hereof and expiring on the date that is six (6) months following the effective date of the registration statement filed by the Company with the Securities and Exchange Commission providing for the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants issued pursuant to the Purchase Agreement (the “Period”). Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company's certificate of incorporation, the undersigned may transfer any securities of the Company (including, without limitation, common stock) as follows: (i) pursuant to the exercise and issuance of options; (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; (iv) as a distribution to stockholders, partners or members of the undersigned, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth herein; (v) any transfer required under any benefit plans or the Company's amended and restated bylaws; (vi) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth herein; (vii) with respect to sales of securities acquired after the Closing Time in the open market; or (viii) to any of the Company's current stockholders, or members or stockholders of the Company's current stockholders, so long as the purchaser of those shares has agreed, or agrees, to be bound by a lock-up agreement in substantially the same form of this Lock-Up Agreement. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3.           Ownership. During the Period, the Shareholders shall retain all rights of ownership in the Securities, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect thereof.

4.           Legend. Each certificate or other document representing a Security held by the Shareholder shall be stamped or imprinted with a legend referring to the existence of the transfer restrictions contained herein.

5.           Company and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Securities if such transfer would constitute a violation or breach of this Agreement and the Purchase Agreement.

6.           Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day after the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:             MedPro Safety Products, Inc.
817 Winchester Road, Suite 200
Lexington, KY 40505
Fax: (859) 255-5375

If to the Shareholder:         ___________________________
___________________________
___________________________
Fax: _______________________

If to VOMF:                        Vision Opportunity Master Fund, Ltd.
c/o Vision Capital Advisors, LLC
Attn: Kim Gabriel OR General Counsel
20 West 55th Street, 5th Floor
New York, NY 10019
Fax: (212) 867-1416

or to such other address as any party may specify by notice given to the other party in accordance with this Section 5.

7.           Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto, including VOMF.

8.           Clarification. For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase common stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company.

9.           Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

10.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

11.           Waiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY Y AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 5.

12.           Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegality or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

13.           Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.           Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

15.           Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any such signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. All such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

MEDPRO SAFETY PRODUCTS, INC.

By:	Walter W. Weller
Name: Walter W. Weller
Title: President and Chief Operating Officer

MR. WARREN RUSTAND (Shareholder)

Warren Rustand

ACCEPTED and AGREED:

VISION OPPORTUNITY MASTER FUND, LTD.

By:	Adam Benowitz
Adam Benowitz
Director

SCHEDULE A

The Securities:
A.	112,635 shares of Common Stock
B.	Warrants to purchase up to 131,023 shares of Common Stock